UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 31, 2009
Ideation Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Market Street, Suite 1300, Wilmington, Delaware	19801

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 31, 2009, Ideation Acquisition Corp., a Delaware corporation (“Ideation”), entered into an Agreement and Plan of Merger, Conversion and Share Exchange (the “Share Exchange Agreement”) with ID Arizona Corp., an Arizona corporation and wholly owned subsidiary of Ideation (“ID Arizona”), SearchMedia International Limited, an exempted company incorporated with limited liability in the Cayman Islands (“SM Cayman” or “SearchMedia”), the subsidiaries of SM Cayman, and Shanghai Jingli Advertising Co. Ltd. (“Jingli Shanghai;” and together with SM Cayman and its subsidiaries, the “SearchMedia entities” or “SM entities”), and certain shareholders and warrantholders of SM Cayman, among others (such shareholders, warrantholders and other parties, together with the SM entities, the “SearchMedia parties”). A copy of the press release announcing the execution of the Share Exchange Agreement was filed as Exhibit 99.1 to the Current Report on Form 8-K filed on April 1, 2009.
Reorganization and Redomestication to the Cayman Islands
     The Share Exchange Agreement provides that, upon the terms and subject to the conditions set forth in the Share Exchange Agreement and following receipt of stockholder approval by Ideation, Ideation will complete a corporate reorganization that would result in holders of Ideation securities holding securities in SearchMedia Holdings Limited (“ID Cayman”), a Cayman Islands company, rather than in Ideation, a Delaware corporation. The reorganization involves two steps. First, Ideation will effect a short-form merger, pursuant to which it will merge with and into ID Arizona, with ID Arizona surviving the merger. Second, after the merger, ID Arizona will become ID Cayman, a Cayman Islands company, pursuant to a conversion and continuation procedure under Arizona and Cayman Islands law. The reorganization will change Ideation’s place of incorporation from Delaware to the Cayman Islands. We refer to the entire two-step transaction as the “redomestication.” The redomestication will result in all of Ideation’s issued and outstanding shares of common stock immediately prior to the redomestication converting into ordinary shares of ID Cayman, and all units, warrants and other rights to purchase Ideation’s common stock immediately prior to the redomestication being exchanged for substantially equivalent securities of ID Cayman.
Business Combination
     Immediately following the redomestication, ID Cayman will complete the business combination with the SearchMedia parties (the “Business Combination”) pursuant to which (i) after giving effect to conversion of the preferred shares of SM Cayman, at closing, ID Cayman will acquire 101,652,369 ordinary shares of SM Cayman, representing 100% of the SM Cayman shares in issue; (ii) SM Cayman shareholders will receive 6,865,341 ordinary shares of ID Cayman; (iii) SM Cayman warrantholders will receive warrants to purchase 1,520,034 ordinary shares of ID Cayman; (iv) SM Cayman option holders will receive options to purchase 648,524 ordinary shares of ID Cayman; (v) SM Cayman holders of restricted share awards will receive 261,166 restricted shares of ID Cayman; and (vi) certain holders of SM Cayman promissory notes will receive 1,712,874 ordinary shares of ID Cayman or, in certain circumstances described in Ideation’s proxy statement/prospectus, 1,712,874 Series A preferred shares of ID Cayman and warrants to purchase 428,219 ordinary shares of ID Cayman. In addition, SM Cayman shareholders and warrantholders may receive up to an additional 10,150,352 ordinary shares pursuant to an earn-out provision in the Share Exchange Agreement. On the closing of the Business Combination, SM Cayman will be a wholly owned subsidiary of ID Cayman.
Conditions Prior to Closing; Covenants
     Consummation of the Business Combination and the related transactions contemplated in the Share Exchange Agreement is conditioned on (i) the Ideation board not withdrawing its approval of the terms and conditions of the Business Combination; (ii) the Ideation common stockholders approving the redomestication; and (iii) the Business Combination being approved by a majority of the shares issued in Ideation’s initial public offering (the “IPO Shares”), voted at a duly held stockholders meeting in person or by proxy and stockholders owning less than 30% of the total IPO Shares voting against the Business Combination and exercising their conversion rights to have their shares of common stock converted to cash.

     In addition, the consummation of the Business Combination and the transactions contemplated by the Share Exchange Agreement is conditioned upon certain closing conditions, including (i) the representations and warranties of the parties being true and correct as of the closing, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on such parties, and all covenants contained in the Share Exchange Agreement having been materially complied with by the parties; (ii) that no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental authorities to restrain, modify or prevent the carrying out of the transactions contemplated by the Share Exchange Agreement; and (iii) that there will not be any injunction or other order issued by any governmental authority or court of competent jurisdiction prohibiting the consummation of such transactions.
     The obligations of SearchMedia to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon various requirements, including (i) that there shall have been no material adverse effect with respect to Ideation since September 30, 2008; (ii) the receipt of the necessary consents, authorizations and approvals by Ideation stockholders and third parties and the completion of necessary proceedings; (iii) the resignation of those officers and directors who are not continuing as officers and directors of ID Cayman; (iv) SearchMedia shall have received legal opinions which are customary for transactions of this nature, from counsel to Ideation; (v) Ideation shall have given instructions to the trustee of the trust account to have the monies in the trust account disbursed immediately upon the closing of the Business Combination; (vi) Ideation shall have filed all reports and other documents required to be filed by Ideation under the U.S. federal securities laws through the closing date of the Share Exchange Agreement; and (vii) SearchMedia shall have received investor representation letters executed by each affiliate of Ideation who will receive ID Cayman shares at the closing.
     The obligations of Ideation to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon various requirements, including (i) that there shall have been no material adverse effect with respect to SearchMedia since June 30, 2008; (ii) the receipt of necessary consents, authorizations and approvals by Ideation stockholders and third parties and the completion of necessary proceedings; (iii) Ideation shall have received legal opinions which are customary for transactions of this nature, from counsel to SearchMedia; (iv) Ideation shall have received investor representation letters executed by the shareholders and warrantholders of SM Cayman and holders of promissory notes; (v) the conversion of the preferred shares of SM Cayman to ordinary shares of SM Cayman shall have occurred; (vi) each of Qinying Liu, Garbo Lee and Jennifer Huang shall have continued to serve in the same position at SM Cayman or the other SM Cayman Group Companies, as such term is defined in the Share Exchange Agreement, as such person is serving as of the date of the Share Exchange Agreement, or in another senior management capacity; and (vii) the delivery of certain financial statements by each of the SM entities and the SM Cayman shareholders which will show: (1) if the closing of the Share Exchange Agreement occurs on or prior to June 30, 2009, that the (A) either (x) adjusted net income and EBITDA set forth in the financial statements for the three-month period ended September 30, 2008 shall not be less than $5,148,000 and $9,627,000, respectively, and (y) in the financial statements for the three-month period ended December 31, 2008 shall not be less than $5,805,000 and $11,109,000, respectively, or (z) in the financial statements for the 12 month period ended December 31, 2008 shall not be less than $15,297,000 and $30,218,000, respectively; and (B) in the financial statements for the three-month period ended March 31, 2009 shall not be less than $5,085,000 and $9,513,000, respectively; and (2) if the closing of the Share Exchange Agreement occurs after June 30, 2009, that the net income and EBITDA set forth in the financial statements for the 2008 fiscal year shall not be less than $15,297,000 and $30,218,000, respectively, and in the financial statements for the first quarter of 2009 shall not be less than $5,085,000 and $9,513,000, respectively.
Additional Agreements
     At the closing of the Business Combination, ID Cayman will enter into (a) lock-up agreements with all of the SearchMedia shareholders and warrantholders who have executed the Share Exchange Agreement, as well as the ID Cayman directors designated by the SM shareholders; (b) a voting agreement for certain SearchMedia shareholders and warrantholders and certain significant shareholders of Ideation and (c) a registration rights agreement for certain SearchMedia shareholders and warrantholders. The lock-up agreements will generally restrict the parties from selling or transferring any of the ordinary shares or warrants of ID Cayman acquired in the Business Combination. The terms of the lock-up agreements range from six to twelve months from the closing date. At the closing of the Business Combination, China Seed Ventures, L.P., Qinying Liu, Le Yang, Gentfull Investment Limited, Gavast Estates Limited and Linden Ventures II (BVI) Ltd., each a SearchMedia shareholder/warrantholder, and Frost Gamma Investments Trust, Robert Fried, Rao Uppaluri, Steven Rubin and Jane Hsiao and ID Cayman will enter into a voting agreement. The voting agreement provides, among other things, that, for a period commencing on the closing of the Business Combination and ending on the third anniversary of the date of the voting agreement, each party to the voting agreement will agree to vote in favor of the director nominees nominated by the Ideation representative and the SearchMedia shareholders’ representatives as provided in the Share Exchange Agreement. The registration rights agreement will provide registration rights to the SearchMedia shareholders for their ID Cayman ordinary shares received in connection with the Business Combination (including any ID Cayman ordinary shares subsequently received upon the exercise of warrants or conversion of preferred shares received in connection with the Business Combination).
Board Composition
     Upon the consummation of the Business Combination and for a period ending not sooner than the third anniversary of the consummation of the Business Combination, the ID Cayman board of directors will consist of nine directors. The SearchMedia shareholders’ representatives will designate five directors to ID Cayman’s board and the Ideation representative will designate four directors to ID Cayman’s board. Of the five directors and four directors designated by the SearchMedia shareholders’ representatives and the Ideation representative, respectively, at least four and two, respectively, shall be “independent directors” as defined in the rules and regulations of the NYSE Amex.
Forward Contracts and Open Market Purchases
     Commencing on April 1, 2009 and continuing until no later than 4:30 p.m. Eastern standard time on the day that is two business days before the Ideation stockholders meeting, The Frost Group, LLC, an affiliate of Ideation, through itself, its affiliates or others, will purchase and/or enter into contracts (“Forward Contracts”) to purchase shares of Ideation common stock in the open market or in privately negotiated transactions in an amount equal to the lesser of an (i) aggregate expenditure of $18.25 million and (ii) an amount that, when combined with certain purchases by Ideation, and proxies delivered by Ideation stockholders approving the Business Combination, would result in the adoption and approval of the Share Exchange Agreement and that would result in ID Cayman having at least $18.25 million in its trust account immediately after the closing of the Business Combination (before payment of expenses). To the extent that The Frost Group, LLC, through itself, its affiliates or others, is unable to satisfy its commitment, Ideation has agreed to sell shares of Ideation common stock at a per share price of $7.8815 to The Frost Group LLC, its affiliates or others as necessary to remedy such shortfall.
     After April 1, 2009, Ideation may seek to purchase, or enter into contracts to purchase, shares of Ideation common stock either in the open market or in privately negotiated transactions. Any such purchases and contracts would be effected pursuant to a 10b(5)-1 plan or at a time when Ideation, its initial stockholders or their affiliates are not aware of material nonpublic information regarding Ideation or its securities. If Ideation seeks to purchase shares of Ideation common stock, such purchases could involve the incurrence of indebtedness by Ideation, payment of significant fees or interest payments or the issuance of any additional Ideation securities. Any purchases other than ordinary course purchases shall require the prior approval of the SM Cayman shareholders’ representatives, not to be unreasonably withheld or delayed. If such consent is unreasonably withheld or delayed under certain circumstances, the obligation of The Frost Group, LLC to make the sponsor purchases shall terminate. An ordinary course purchase is a forward purchase between Ideation and a non-affiliate Ideation stockholder in which Ideation will purchase some or all of such stockholders’ shares of Ideation after closing, provided, however, that such contracts related to such purchases shall not bind SM Cayman or its assets. A condition to the closing of such contracts will be that all shares purchased would be voted in favor of the Business Combination. These purchases or arrangements could result in an expenditure of a substantial amount of funds in the trust account.

     If less than $55,170,500 remains in the ID Cayman trust account after the closing of the Forward Contracts and the payments to the ID Cayman shareholders who have exercised their rights to convert their ID Cayman ordinary shares, each Ideation share purchased by The Frost Group, LLC and its affiliates and other non-affiliates as discussed above shall be repurchased by ID Cayman in exchange for one ID Cayman Series A preferred share and a warrant to purchase twenty-five percent (25%) of an ordinary share of ID Cayman. Such repurchase shall occur immediately before the closing of the Business Combination, subject to the holder executing and delivering a repurchase agreement including customary registration rights. The exercise price of such warrants shall be $7.8815.
Termination and Termination Fee
     The Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to Ideation stockholders, by: (i) mutual written consent of the parties; (ii) either Ideation or the SearchMedia shareholders’ representatives, if the closing has not occurred by (a) September 30, 2009 or (b) such other date as may be mutually agreed to; (iii) the SearchMedia shareholders’ representatives, if there has been a breach by Ideation of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement which has prevented the satisfaction of the conditions to the obligations of the SearchMedia parties under the Share Exchange Agreement and the breach has not been waived by such representatives or cured by Ideation within 30 days after written notice from the SearchMedia representatives; (iv) Ideation, if there has been a breach by the SearchMedia parties of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement which has prevented the satisfaction of the conditions to the obligations of Ideation under the Share Exchange Agreement and such breach has not been waived by Ideation or cured by the SearchMedia parties within 30 days after written notice from Ideation; (v) the SearchMedia shareholders’ representatives, if the Ideation board of directors fails to recommend or withdraws or modifies in a manner adverse to the SearchMedia parties its approval or recommendation of the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement; (vi) either Ideation or the SearchMedia shareholders’ representatives, if the redomestication and the Business Combination are not approved by Ideation stockholders or if holders of 30% or more of the IPO Shares vote against the Business Combination and exercise their right to convert their shares of common stock into cash from the trust account; and (vii) either Ideation or the SearchMedia shareholders’ representatives, if a court of competent jurisdiction or other governmental authority has issued a final, non-appealable order or injunction or taken any other action to permanently restrain, enjoin or prohibit the redomestication or the Business Combination.
     In the event of termination by either Ideation or the SearchMedia shareholders’ representatives, except as set forth below, all further obligations of the parties shall terminate, no party shall have any right against the other party, and each party shall bear its own costs and expenses. If the SM Cayman shareholders’ representatives terminate the Share Exchange Agreement due to either: (a) a breach by Ideation of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement which has prevented the satisfaction of the conditions to the obligations of the SearchMedia parties under the Share Exchange Agreement, which violation or breach has not been waived or cured as permitted by the Share Exchange Agreement; or (b) the Ideation board of directors withdrawing or modifying its recommendation and approval of the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement, then the SearchMedia parties will be entitled to reimbursement of its costs and expenses up to $3,000,000 immediately upon termination as liquidated damages and not as a penalty amount, provided that the SearchMedia parties have waived all claims against Ideation’s trust account for the payment of this or any other fees or claims. In addition, if SM Cayman terminates due to a material, intentional breach by The Frost Group, LLC of its share purchase commitment, and Ideation enters into an agreement for another business combination within 6 months of the termination, SM Cayman will be reimbursed for fees and expenses up to $3,000,000 by The Frost Group, LLC (to the extent such fees and expenses were not reimbursed by Ideation) on the date of execution of such definitive agreement, which such amount received from The Frost Group, LLC shall reduce the amount that may be claimed from Ideation on a dollar-for-dollar basis.
     If Ideation terminates the Share Exchange Agreement due to a breach by the SearchMedia parties of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement which has prevented the satisfaction of the conditions to the obligations of Ideation under the Share Exchange Agreement, which violation or breach has not been waived or cured as permitted by the Share Exchange Agreement, then Ideation will be entitled to reimbursement of its costs and expenses up to $3,000,000 immediately upon termination as liquidated damages and not as a penalty amount. However, if such termination relates to an intentional breach by any SM Cayman party and any SM Cayman entity enters into an agreement for another business combination (subject to certain exceptions) or private equity financing with gross proceeds of $15,000,000 or more within 6 months of the termination, Ideation will be entitled to a termination fee equal to $10,000,000 plus reimbursement of all of its costs and expenses on the date of the execution of a definitive agreement.
     In addition to the other termination rights set forth in the Share Exchange Agreement, each party to the Share Exchange Agreement will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party to the Share Exchange Agreement.
     The summary discussion of material terms to the Share Exchange Agreement set forth above is qualified by reference to a copy of the Share Exchange Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by this reference.
Item 3.02 – Unregistered Sales of Equity Securities
     At closing of the Share Exchange Agreement, (i) SM Cayman shareholders will receive 6,865,341 ordinary shares of ID Cayman, (ii) SM Cayman warrantholders will receive warrants to purchase 1,520,034 ordinary shares of ID Cayman; (iii) SM Cayman option holders will receive options to purchase 648,524 ordinary shares of ID Cayman, (iv) SM Cayman holders of restricted share awards will receive 261,166 restricted shares of ID Cayman; and (v) certain holders of SM Cayman promissory notes will receive 1,712,874 ordinary shares of ID Cayman or, in certain circumstances described in Ideation’s proxy statement/prospectus, 1,712,874 Series A preferred shares of ID Cayman and warrants to purchase 428,219 ordinary shares of ID Cayman. In addition, SM Cayman shareholders and warrantholders may receive up to an additional 10,150,352 ordinary shares pursuant to an earn-out provision in the Share Exchange Agreement. The ordinary shares, warrants and preferred shares (if any) of ID Cayman will be issued to SM Cayman shareholders, warrantholders, option holders, holders of restricted share awards and holders of promissory notes pursuant to an appropriate exemption under the federal securities laws.
Participation in Solicitation/Additional Information
     In connection with the proposed transaction, Ideation and ID Arizona Corp. filed a preliminary Proxy Statement/Prospectus with the Securities and Exchange Commission on March 31, 2009, which is subject to review by the SEC. A definitive Proxy Statement/Prospectus will be mailed to Ideation stockholders. INVESTORS AND SECURITY HOLDERS OF IDEATION ARE URGED TO READ A DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Ideation through the website maintained by the SEC at www.sec.gov under the registrant names Ideation and “ID Arizona Corp.” Free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Ideation, 1105 N. Market Street, Suite 1300, Wilmington, Delaware 19801.
     Ideation, SearchMedia and their respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ideation’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 20, 2009, and information regarding SearchMedia’s directors and executive officers is available in Ideation’s and ID Arizona Corp.’s preliminary Proxy Statement/Prospectus, which was filed with the SEC on March 31, 2009, and can be found on the SEC website at www.sec.gov under the registrant name “ID Arizona Corp.” Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement (incorporated by reference to Exhibit 2.1 to the Form S-4 filed by ID Arizona Corp. on March 31, 2009)

99.1	Press Release, dated April 1, 2009 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Ideation on April 1, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2009	IDEATION ACQUISITION CORP.

/s/ Robert N. Fried

Robert N. Fried
President and Chief Executive Officer

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